


                                                                                                            Exhibit 11
                                            RISCORP, INC. AND SUBSIDIARIES
                                    Statement Re Computation of Per Share Net Loss



                                                                                                 Three Months Ended
                                                                                                    September 30
                                                                                       ---------------------------------------
                                                                                            1999                   1998
                                                                                       ---------------        ----------------
                                                                                         (Unaudited)            (Unaudited)

Net loss                                                                               $   1,421,066            $   1,698,032
                                                                                       =============            =============

Weighted average common and common share equivalents outstanding:

     Average number of common shares outstanding                                          36,868,114               36,868,114
     Restricted stock vested                                                                 766,667                  194,444
                                                                                          ----------               ----------
    Weighted average common shares outstanding - (basic)                                  37,634,781               37,062,558
                                                                                       =============            =============

     Weighted average common and common share
           equivalents outstanding - (diluted)                                            37,634,781               37,062,558
                                                                                       =============            =============
Net loss per common share--basic                                                       $        0.04            $       0.05
                                                                                       =============            =============

Net loss per common share--diluted                                                     $        0.04            $       0.05
                                                                                       =============            =============






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


                                                                                                            Exhibit 11
                                            RISCORP, INC. AND SUBSIDIARIES
                                    Statement Re Computation of Per Share Net Loss



                                                                                                 Nine Months Ended
                                                                                                    September 30
                                                                                       ---------------------------------------
                                                                                            1999                   1998
                                                                                       ---------------        ----------------
                                                                                         (Unaudited)            (Unaudited)

Net loss                                                                                $  5,629,377              $17,261,065
                                                                                        ============              ===========

Weighted average common and common share equivalents outstanding:

     Average number of common shares outstanding                                          36,868,114               36,868,114
     Restricted stock vested                                                                 622,917                   81,019
                                                                                          ----------               ----------
    Weighted average common shares outstanding - (basic)                                  37,491,031               36,949,133
                                                                                        ============              ===========
    Weighted average common and common share
           equivalents outstanding - (diluted)                                            37,491,031               36,949,133
                                                                                        ============              ===========
Net loss per common share--basic                                                        $       0.15              $      0.47
                                                                                        ============              ===========

Net loss per common share--diluted                                                      $       0.15              $      0.47
                                                                                        ============              ===========

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